                                                                    EXHIBIT 12.1
         [PRESTOLITE LOGO]


Prestolite Electric Incorporated          Financial Information Contacts:
Corporate Headquarters                      Ken Cornelius, Vice President & CFO
2311 Green Road                             Dennis Chelminski, Vice President &
Ann Arbor, Michigan 48105                    Controller
    www.prestolite.com                       734-913-6600


             PRESTOLITE ELECTRIC REPORTS FIRST QUARTER 2003 RESULTS

         Ann Arbor, Michigan (May 6, 2003) -- Prestolite Electric Incorporated and its parent, Prestolite Electric Holding, Inc., today announced financial results for the first quarter of 2003. First quarter sales of $42.4 million generated adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other items) of $7.5 million, operating income of $5.6 million and net income of $2.2 million. Sales increased 16% from the first quarter of 2002 while adjusted EBITDA grew 62%. Operating income rose to $5.6 million, 13.2% of sales, from $2.9 million, 7.9% of sales, in the first quarter of 2002. Net income was $2.2 million in first quarter of 2003 compared to a first quarter 2002 net loss of $1.1 million.

         "We were pleased to achieve a 17.8% adjusted EBITDA margin, producing our fifth consecutive quarter of adjusted EBITDA growth," said P. Kim Packard, Prestolite President and CEO. "In North America our sales grew 18% from the first quarter of 2002 and EBITDA grew by 47%. Military sales, sales to original equipment truck manufacturers, and sales from North America into China each rose significantly over the comparable 2002 quarter. Argentina sales rose 18% as the Argentine economy showed signs of stabilizing and local market activity strengthened. Those sales increases, our use of low-cost manufacturing locations, and excellent manufacturing performance at our main U.S. facility combined to lift our profitability to record levels."

         Debt, net of cash, increased $4.5 million during the quarter, to $109.5 million. Capital spending during the quarter was $1.1 million. At March 29 the company had unborrowed bank loan commitments totaling $9.3 million in the United States and $3.1 million in the United Kingdom.

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                        Prestolite Electric Announces First Quarter 2003 Results
                                                                          Page 2



         Prestolite Electric Incorporated manufactures alternators and starter motors. These are supplied under the Prestolite Electric, Leece-Neville, and Indiel brand names for original equipment and aftermarket application on a variety of vehicles and industrial equipment. Genstar Capital Corporation controls 97.5% of the outstanding shares; management owns the balance.

         EBITDA is a widely accepted financial indicator of a company's operating performance, but is not calculated the same by all companies. EBITDA should not be considered by an investor or lender as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow as a measure of liquidity. A reconciliation of adjusted EBITDA to operating income is provided at the bottom of the accompanying income statement.

         This release contains forward-looking statements that involve risks and uncertainties regarding the anticipated financial and operating results of the Company. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

                                     (more)


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                        Prestolite Electric Announces First Quarter 2003 Results
                                                                          Page 3




PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
(IN THOUSANDS OF DOLLARS)

                                                                 For the three months ended
                                                          ----------------------------------------
                                                           Mar 30          Dec 31        Mar 29
                                                            2002           2002           2003
Income Statement
 Net sales                                                $ 36,641        $ 46,726        $ 42,377
 Cost of goods sold                                         28,109          35,037          31,086
                                                          --------        --------        --------
  Gross profit                                               8,532          11,689          11,291
  Percent to sales                                            23.3%           25.0%           26.6%

 Selling, general & administrative                           5,555           6,028           5,679
 Costs associated with option repurchase & extension           334               -               -
 Severance                                                      91             973              22
                                                          --------        --------        --------
  Operating income                                           2,886           4,354           5,590

 Other (income) expense                                         67              70             (79)
 (Gain) on senior note transactions                           (431)              -               -
 Loss (gain) on foreign exchange                               576              (8)           (206)
 Real estate provision                                           -             600               -
 Interest expense                                            2,871           2,820           2,726
 Minority interest                                             318             900             555
                                                          --------        --------        --------
  Pretax income (loss)                                        (946)            403           2,594

 Income tax provision (benefit)                                159            (518)            404
                                                          --------        --------        --------
  Net income (loss)                                         (1,105)            921           2,190

 Foreign currency translation loss (gain)                    4,732          (1,569)           (263)
 Minimum pension liability                                       -           9,156               -
                                                          --------        --------        --------
  Net comprehensive income loss)                          $ (5,837)       $ (6,666)       $  2,453
                                                          ========        ========        ========

Income Statement Reconciliation
 Operating income                                         $  2,886        $  4,354        $  5,590
 Other income (expense)                                        (67)            (70)             79
 Costs associated with option repurchase & extension             -             334               -
 Severance                                                      91             973              22
 Depreciation                                                1,553           1,620           1,660
 Amortization                                                  195             208             185
                                                          --------        --------        --------
  Adjusted EBITDA                                         $  4,658        $  7,419        $  7,536
                                                          ========        ========        ========
  Percent to sales                                            12.7%           15.9%           17.8%





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                        Prestolite Electric Announces First Quarter 2003 Results
                                                                          Page 4



PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS OF DOLLARS)

                                            Dec 31          Dec 31          Mar 29
                                             2001            2002            2003
                                           ---------       ---------       ---------
Cash                                       $   2,907       $   4,386       $   3,400
Accounts receivable, net                      24,900          28,264          30,279
Inventory, net                                40,889          38,699          43,237
Prepaid and other current assets               4,280           2,675           2,914
                                           ---------       ---------       ---------
   Total current assets                       72,976          74,024          79,830

Property, plant and equipment, net            33,831          33,032          31,686
Investments                                      577             577             577
Intangible assets, net                         7,091           7,441           7,479
Other long term assets                         4,184           3,435           3,872
Net assets of discontinued operations          5,714           1,976           2,151
                                           ---------       ---------       ---------
   Total assets                            $ 124,373       $ 120,485       $ 125,595
                                           =========       =========       =========

Current debt                               $   7,236       $   4,315       $   8,398
Accounts payable                              18,351          16,118          17,849
Accrued liabilities                           14,007          15,006          11,756
                                           ---------       ---------       ---------
   Total current liabilities                  39,594          35,439          38,003
Long-term debt                               105,008         105,125         104,535
Other non-current liabilities                  1,754           9,955          10,084
                                           ---------       ---------       ---------
   Total liabilities                         146,356         150,519         152,622
Minority interest                              3,367           5,908           6,462
Cumulative translation adjustment            (11,470)        (13,589)        (13,326)
Minimum pension liability                          -          (9,156)         (9,156)
Other shareholders equity                    (13,880)        (13,197)        (11,007)
                                           ---------       ---------       ---------
   Total liabilities and equity            $ 124,373       $ 120,485       $ 125,595
                                           =========       =========       =========

Debt Summary:
   Bank debt
      U.S. float                           $     319       $     130       $     963
      U.S. revolver                              470               -           3,585
      United Kingdom                           9,140           7,177           5,931
      Argentina                                  125               -               -
      South Africa                               747             990           1,498
                                           ---------       ---------       ---------
           Sub-total                          10,801           8,297          11,977
   Senior notes                              100,108          98,533          98,533
   Argentina - Mosal                               -           1,040           1,010
   Capital leases & other                      1,335           1,570           1,413
                                           ---------       ---------       ---------
      Total debt                             112,244         109,440         112,933
   Less cash                                  (2,907)         (4,386)         (3,400)
                                           ---------       ---------       ---------
      Net debt                               109,337         105,054         109,533
   Argentina - discounted receivables            263               -               -
                                           ---------       ---------       ---------
      Total                                $ 109,600       $ 105,054       $ 109,533
                                           =========       =========       =========


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                        Prestolite Electric Announces First Quarter 2003 Results
                                                                          Page 4




SALES AND EBITDA BY COUNTRY BY QUARTER
(MILLIONS OF DOLLARS)

                                                                         2002                                 2003
                        2000          2001    ------------------------------------------------------------   -------
   SALES               TOTAL         TOTAL      1Q           Q2           Q3          Q4           TOTAL        1Q           LTM
                     --------      --------   -------      -------      -------      -------      --------   -------      --------
 United States       $   80.6      $   77.7   $  22.2      $  23.8      $  25.4      $  26.1      $   97.5   $  26.3      $  101.6
 United Kingdom          44.2          38.0       8.5          8.9          9.0          9.8          36.2       9.4          37.1
 Argentina               40.8          33.9       3.8          3.8          4.0          4.3          15.9       4.5          16.6
 South Africa            12.9           9.4       1.5          2.1          2.1          1.6           7.3       2.1           7.9
 China (net)              -             5.3       2.8          4.1          4.2          5.5          16.6       1.8          15.6
 Elim & Adj              (6.6)         (5.0)     (2.1)        (2.0)        (1.5)        (0.6)         (6.2)     (1.7)         (5.8)
                     --------      --------   -------      -------      -------      -------      --------   -------      --------
  Continuing         $  171.9      $  159.3   $  36.7      $  40.7      $  43.2      $  46.7      $  167.3   $  42.4      $  173.0
                     ========      ========   =======      =======      =======      =======      ========   =======      ========

EBITDA
 United States       $   12.2      $   13.3   $   3.6      $   4.0      $   4.5      $   4.8      $   16.9   $   5.3      $   18.6
 United Kingdom           5.6           5.8       1.2          1.4          1.3          0.8           4.7       1.5           5.0
 Argentina                2.4           1.0       0.5          0.9          1.0          1.2           3.6       1.0           4.1
 South Africa             0.7           0.5       0.1          0.2          0.2         (0.4)          0.1       -             -
 China (net)              -             2.0       0.7          1.4          1.5          2.1           5.7       1.0           6.0
 Corp & Other            (4.0)         (3.5)     (1.5)        (1.6)        (1.4)        (1.1)         (5.6)     (1.3)         (5.4)
                     --------      --------   -------      -------      -------      -------      --------   -------      --------
  Continuing         $   16.9      $   19.1   $   4.6      $   6.3      $   7.1      $   7.4      $   25.4   $   7.5      $   28.3
                     ========      ========   =======      =======      =======      =======      ========   =======      ========

EBITDA Percentage
  United States          15.1%         17.1%     16.2%        16.8%        17.7%        18.4%         17.3%     20.2%         18.3%
  United Kingdom         12.7%         15.3%     14.1%        15.7%        14.4%         8.2%         13.0%     16.0%         13.5%
  Argentina               5.9%          2.9%     13.2%        23.7%        25.0%        27.9%         22.6%     22.2%         24.7%
  South Africa            5.4%          5.3%      6.7%         9.5%         9.5%       (25.0%)         1.4%      -             -
  China (net)             -            37.7%     25.0%        34.1%        35.7%        38.2%         34.3%     55.6%         38.5%
  Total                   9.8%         12.0%     12.5%        15.5%        16.4%        15.8%         15.2%     17.7%         16.4%

         Sales above include intercompany sales for Argentina and South Africa and include sales to China (PEBL) for the United States and the United Kingdom. Certain sales adjustments allocated to country for 10-Q segment reporting are here included in "Eliminations & Adjustments."